Exhibit 99.1

Press Release

Clean Harbors Reports

Third-Quarter 2009 Financial Results

•  Eveready Acquisition Drives Revenue Growth

•  Company Achieves Strong EBITDA Margin on Cost Controls

•  Revises 2009 Guidance and Provides Preliminary 2010 Guidance

Norwell, MA — November 4, 2009 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), a leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2009.

For the third quarter of 2009, Clean Harbors reported revenue of $305.6 million compared with $273.2 million in the third quarter of 2008.  Third quarter 2009 net income was $9.2 million, or $0.36 per diluted share, compared with $14.6 million, or $0.61 per diluted share, in the third quarter of 2008.  Third quarter 2009 net income included approximately $9.0 million in expenses related to the Company’s acquisition of Eveready and the early extinguishment of debt.  On a tax-affected basis, those expenses lowered third quarter 2009 net income by approximately $6.0 million, or $0.23 per diluted share.  Weighted average diluted shares outstanding used to calculate the net income per share in the third quarter of 2009 were 25.6 million, versus 23.8 million in the third quarter of fiscal 2008.

In the third quarter of 2009, EBITDA, which was negatively impacted by $4.1 million in acquisition-related costs, was $48.3 million compared with $45.4 million in the third quarter of 2008.

Comments on the Third Quarter

“Our results for the third quarter reflect a two-month contribution from our acquisition of Eveready, a leading provider of energy and industrial services in Western Canada,” said Alan S. McKim, Chairman and Chief Executive Officer.  “Eveready, which accounts for most of our newly formed Industrial Services and Exploration Services segments, performed on plan during the quarter.  Although the third quarter is seasonally one of the weakest periods for these two segments, we were pleased with their increasing contribution as they exited the quarter.”

“Overall, the adverse economic conditions we experienced in the first half of the year continued to weigh on several areas of our business in the third quarter,” McKim said.  “We saw some pockets of growth and encouraging signs of stabilization across a number of our business lines, but it did not offset the prolonged project delays and ongoing weakness we continued to experience within certain verticals.  Our Field Services segment was particularly affected by the continued slowdown at many of our utility and refinery customers, as well as limited remediation business.  The third quarter also lacked any major emergency response events.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

“Results in our Technical Services segment mirrored the mixed performance we reported in the second quarter,” McKim said.  “Utilization at our incineration facilities for the quarter was strong at approximately 89%, which includes 50,000 tons of capacity added in the past year.  Without that expansion, our utilization would have topped 98%.  Landfill volumes were up 15% year-over-year and more than 20% sequentially as projects delayed earlier in the year began to be released.  Our solvent recovery facilities continued their recent momentum and our expansion plans for that business remain on schedule to be completed by the first quarter of 2010.  Conversely, our Treatment Storage and Disposal Facilities (TSDFs) locations and wastewater treatment plants experienced a decline due to the ongoing slowdown in our petrochemical, specialty chemical and manufacturing verticals.”

“The highlight of our third-quarter performance was our ability to continue to improve our EBITDA margins,” said McKim.  “Despite the lower-than-anticipated revenue, our lean cost structure and ongoing productivity initiatives enabled us to deliver EBITDA margins of 15.8%.  If we exclude the acquisition-related costs of $4.1 million in the quarter, our EBITDA margins would have been approximately 17.2%.  We are benefiting from the aggressive actions we have taken in recent quarters to streamline our organization, increase efficiencies and capture more of the leverage that is inherent in our extensive network of assets.  We also continued to maintain our healthy balance sheet and strong capital position as we concluded the quarter with cash and cash equivalents of more than $221 million.”

Business Outlook and Financial Guidance

“As we enter the final quarter of the year and look out at 2010, we are encouraged about our long-term prospects and see reasons for optimism around each of our business segments,” McKim said.  “Our outlook for Technical Services is decidedly positive.  Our incineration volumes have been consistent throughout 2009 and our capacity expansion positions us well for growth.  Landfill volumes have been stable and we are maintaining a backlog of high-volume projects due to delays in 2009.  We also are anticipating a rebound within our TSDFs, general labor and transport business, and wastewater plants.  As we move into 2010, we expect to benefit from our ongoing initiative to cross-sell our Technical Services offerings to the Eveready customer base.”

“Within Field Services, we expect to see revenue opportunities emerge from our key verticals as they begin to recover from their prolonged slump,” McKim said.  “We are excited to head into the seasonally stronger fourth and first quarters for our Exploration and Industrial Services segments.  While the depressed price of natural gas is putting pressure on the Exploration segment, we remain encouraged about its overall growth prospects.  For Industrial Services, we see substantial opportunities to expand in Eastern Canada and the U.S.  We believe that Industrial Services has a significant amount of valuable, underutilized equipment and assets that we plan to capitalize on going forward.”

McKim concluded, “We believe that the addition of Eveready will greatly benefit Clean Harbors and its stakeholders in 2010 and beyond.  We see considerable cross-selling opportunities for our combined organization as we expand the range of services we offer all our customers.  The integration is proceeding well.  We believe that we will capture $15 million in planned cost synergies in 2010 and $5 million in 2011, primarily from the elimination of Eveready’s public company costs, economies of scale in procurement and transitioning Eveready to our operational and back-office systems.  In addition to these synergies, we have targeted approximately $20 million in potential additional expense reductions for 2010 that will help drive further margin improvement across the Company and offset some of our rising costs, such as healthcare.”

Based on current market conditions and its year-to-date performance, the Company is issuing financial guidance for the fourth quarter and revising guidance for the full year 2009.  For the fourth quarter, the Company expects to report revenue in the range of $345 million to $360 million and EBITDA in the range of $59 million to $63 million.  For the full-year 2009, Clean Harbors expects revenue for the combined Company in the range of $1.07 billion to $1.09 billion, and EBITDA in the range of $164 million to $168 million, which is negatively impacted by $8.1 million in expenses related to the Company’s recent acquisitions.  The Company had previously guided to a revenue range of $1.13 billion to $1.16 billion, and full-year 2009 EBITDA in the range of $173 million to $180 million.

For full-year 2010, the Company is early in its budgeting process, but anticipates growth in revenues and EBITDA due to the Eveready acquisition, expected synergies and cost reduction initiatives, and modest growth in its core markets.  The Company currently expects revenue in the range of $1.40 billion to $1.45 billion and is targeting an EBITDA margin of approximately 17%.  The 2010 guidance includes the following assumptions:  foreign exchange rate of $0.93USD to $1.00CAD, a modest economic recovery, and the absence of material project delays.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this press release today, November 4, 2009 at 9:00 a.m. (ET).  On the call, Chairman, President and Chief Executive Officer Alan S. McKim and Executive Vice President and Chief Financial Officer James M. Rutledge will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the third-quarter 2009 webcast should log onto www.cleanharbors.com/investor_relations.  The live call also can be accessed by dialing 877.407.5790 or 201.689.8328 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors is a leading provider of environmental, energy and industrial services throughout North America.  The Company serves over 50,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies.

Within Clean Harbors Environmental Services, the Company offers Technical Services and Field Services.  Technical Services provide a broad range of hazardous material management and disposal services including the collection, packaging, recycling, treatment and disposal of hazardous and non-hazardous waste.  Field Services provide a wide variety of environmental cleanup services on customer sites or other locations on a scheduled or emergency response basis.

Within Clean Harbors Energy and Industrial Services, the Company offers Industrial Services and Exploration Services.  Industrial Services provide industrial and specialty services, such as high-pressure and chemical cleaning, catalyst handling, decoking, material processing and industrial lodging services to refineries, chemical plants, pulp and paper mills, and other industrial facilities.  Exploration Services provide exploration and directional boring services to the energy sector serving oil and gas exploration, production, and power generation.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 175 locations, including over 50 waste management facilities, throughout North America in 37 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  The Company also operates international locations in Bulgaria, China, Sweden, Singapore, Thailand and the United Kingdom.  For more information, visit www.cleanharbors.com.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:		For the nine months ended:
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Revenues	$305,608	$273,157	$727,251	$780,925
Cost of revenues (exclusive of items shown separately below)	210,900	187,063	500,667	535,641
Selling, general and administrative expenses	46,416	40,738	121,563	123,404
Accretion of environmental liabilities	2,644	2,682	7,928	8,078
Depreciation and amortization	18,649	11,414	42,951	32,695
Income from operations	26,999	31,260	54,142	81,107
Other income (expense)	111	(104)	155	(149)
Loss on early extinguishment of debt	(4,853)	(4,251)	(4,853)	(4,251)
Interest (expense), net	(6,556)	(1,889)	(9,545)	(7,789)
Income from continuing operations, before provision for income taxes	15,701	25,016	39,899	68,918
Provision for income taxes	6,928	10,388	17,547	29,381
Income from continuing operations, net of tax	8,773	14,628	22,352	39,537
Income from discontinued operations, net of tax	412	—	412	—
Net income	$9,185	$14,628	$22,764	$39,537
Earnings per share:
Basic	$0.36	$0.62	$0.94	$1.79
Diluted	$0.36	$0.61	$0.93	$1.75

Weighted average common shares outstanding	25,420	23,423	24,322	22,052
Weighted average common shares outstanding plus potentially dilutive common shares	25,552	23,822	24,441	22,530

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	September 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$220,276	$249,524
Marketable securities	804	175
Accounts receivable, net	255,436	174,990
Unbilled accounts receivable	20,198	5,545
Deferred costs	5,264	5,877
Prepaid expenses and other current assets	18,431	13,472
Supplies inventories	39,267	26,905
Deferred tax assets	12,415	12,564
Assets held for sale	20,232	—
Total current assets	$592,323	$489,052

Property, plant and equipment, net	587,058	295,461

Other assets:
Long-term investments	6,503	6,237
Deferred financing costs	10,356	3,044
Goodwill	49,699	24,578
Permits and other intangibles, net	114,940	71,754
Deferred tax assets	—	5,454
Other	4,060	2,756
Total other assets	185,558	113,823
Total assets	$1,364,939	$898,336

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’EQUITY

(in thousands)

	September 30,	December 31,
	2009	2008

Current liabilities:
Uncashed checks	$10,406	$7,733
Current portion of capital lease obligations	1,870	400
Accounts payable	83,931	63,885
Deferred revenue	21,936	24,190
Accrued expenses	86,558	67,901
Current portion of closure, post-closure and remedial liabilities	21,872	17,264
Income taxes payable	2,586	—
Liabilities held for sale	3,218	—
Total current liabilities	$232,377	$181,373
Other liabilities:
Closure and post-closure liabilities, less current portion	23,994	26,254
Remedial liabilities, less current portion	135,705	135,007
Long-term obligations	292,219	52,870
Capital lease obligations, less current portion	7,265	360
Unrecognized tax benefits and other long-term liabilities	81,988	73,427
Total other liabilities	541,171	287,918
Noncontrolling interest	2,345	—
Total stockholders’ equity, net	589,046	429,045
Total liabilities, noncontrolling interest and stockholders’ equity	$1,364,939	$898,336

Non-GAAP Third-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA as described in the following reconciliation showing the differences between reported net income and EBITDA for the third quarter and first nine months of 2009 and 2008 (in thousands):

	For the three months ended:		For the nine months ended:
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net income	$9,185	$14,628	$22,764	$39,537
Accretion of environmental liabilities	2,644	2,682	7,928	8,078
Depreciation and amortization	18,649	11,414	42,951	32,695
Loss on early extinguishment of debt	4,853	4,251	4,853	4,251
Interest expense, net	6,556	1,889	9,545	7,789
Provision for income taxes	6,928	10,388	17,547	29,381
Income from discontinued operations, net of tax	(412)	—	(412)	—
Other (income) expense	(111)	104	(155)	149
EBITDA	$48,292	$45,356	$105,021	$121,880

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Such statements may include, but are not limited to, statements about the benefits of the acquisition of Eveready, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Clean Harbors’ management and are subject to significant risks and uncertainties.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  A variety of factors may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with prior acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities related to the Company’s facilities;

•                  General conditions in the oil and gas industries, particularly in the Alberta oil sands and other parts of Western Canada;

•                  The possibility that the expected synergies from the acquisition of Eveready will not be timely or fully realized;

•                  The extent to which the Company’s major customers commit to and schedule major projects;

•                  The Company’s future cash flow and earnings;

•                  The Company’s ability to meet its debt obligations;

•                  The Company’s ability to increase its market share;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services, waste handling and industrial services marketplaces; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on www.cleanharbors.com/investor_relations.

Contacts:

James M. Rutledge	Bill Geary	Jim Buckley
EVP and Chief Financial Officer	Public Affairs Counsel	Executive Vice President
Clean Harbors, Inc.	Clean Harbors, Inc.	Sharon Merrill Associates, Inc.
781.792.5100	781.792.5130	617.542.5300
InvestorRelations@cleanharbors.com		clh@investorrelations.com